SUPPLEMENTAL AGREEMENT

This Supplemental Agreement (the “Supplemental Agreement”) is made this ___ day of September, 2005, by and among Famous Uncle Al’s, Inc., a Virginia corporation (“Licensor”), Famous Uncle Al’s Franchising Corporation, a Virginia corporation (“UAF”), Famous Uncle Al’s Hot Dogs, Inc., a Virginia Corporation (“Original Licensee”), and National Franchise Director’s, Inc., a Delaware corporation (“Licensee”), and provides as follows:

R E C I T A L S

On the 12th day of November, 2002, the Licensor, UAF, and Original Licensee entered into the Franchising Rights License Agreement (“Agreement”) relative to the development, marketing and selling of the Famous Uncle Al’s restaurant franchise; and

The parties wish to modify certain provisions of the Agreement by this Supplemental Agreement;

NOW THEREFORE, in consideration of the foregoing premises and mutual promises and covenants of the parties hereto, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

I.  Agreement to pay consideration for execution of Supplemental Agreement. Upon execution of this Supplemental Agreement, Licensee shall pay the sum of five thousand dollars ($5,000.00) to Licensor.

II.  Agreement to amend the Agreement, as follows:

The Agreement of the parties is hereby changed in the following respects only:

3.

Royalty and Payment.

All provisions of that section are deleted in their entirety, and replaced with the following:

“3.

Royalty and Payment.

A.

 Licensee shall pay to the Licensor an Initial Licensing Fee of 110,000 restricted common shares of National Franchise Directors, Inc. Common Stock (the “Shares”) for the rights granted hereunder, and Licensor shall be granted piggyback registration rights to 20,000 of those 110,000 Shares.

B.

Licensee shall pay to Licensor a cash royalty as per the following schedule, to-wit:

Payment Schedule

Until September 30, 2005

$   500.00  per month

Starting October 1, 2005

$   750.00  per month

Starting January 1, 2006

$ 1,000.00 per month

Starting April 1, 2006

$ 1,250.00 per month

Starting July 1, 2006

$ 1,500.00 per month

Starting October 1, 2006

$ 1,750.00 per month

Starting January 1, 2007

$ 2,000.00 per month

Starting April 1, 2007

$ 2,250.00 per month

Starting July 1, 2007

$ 2,500.00 per month

Starting October 1, 2007

$ 2,750.00 per month

Starting January 1, 2008

$ 3,000.00 per month

C.

Licensee shall have an option to purchase all of Licensor’s rights and ownership under this Agreement for the sum of $150,000.00 (one hundred fifty thousand dollars) cash upon thirty (30) days written notice to Licensor.”

9.

Performance Guarantee and Remedy.

All provisions of this section are hereby deleted in their entirety.

11.  Assignment or Transfer of Agreement.

All provisions of this section are deleted in their entirety, and replaced with the following:

“11.  Assignment or Transfer of Agreement.

No assignment of this Agreement shall be effective unless the following is complied with:

A.

 Assignment by Licensor.  This Agreement and all payments due in accordance with this Agreement may be transferred by Licensor only to persons who are related to Albert Stein by blood or marriage or to entities that are controlled by persons who are related to Albert Stein by blood or marriage.   The Licensor’s instructions to transfer this Agreement can be provided or changed at any time before or after the date of this Agreement.  No assignee of the Licensor may re-assign this Agreement under any circumstances. Licensee, or a successor licensee, shall have the option to purchase from the Licensor’s assignee, the Agreement at a total price of $150,000.00 (one hundred fifty thousand dollars).

B.

Assignment by Licensee.  Licensee may assign this Agreement, or any part of this Agreement, to National Franchise Directors, Inc., and Licensor expressly authorizes such a transfer.  Licensor further authorizes subsequent transfer of the Agreement by National Franchise Directors or successors, upon written notice to Franchisor of same.”

IN WITNESS WHEREOF, the parties have executed this Supplemental Agreement effective as of the date first written above.

Famous Uncle Al’s, Inc.

Famous Uncle Al’s Hot Dogs, Inc.

By:

____________________

By:

____________________

Alan Stein, President

Paul Esposito, President

Date:

____________________

Date:

____________________

Famous Uncle Al’s

National Franchise Directors, Inc.

Franchising Corporation

By:

____________________              By:   ____________________

Alan Stein, President                       _____________, President

Date:

____________________              Date:  __________________________